EXHIBIT (a) (35)

                   OMNICARE AND NEIGHBORCARE ISSUE STATEMENT
             REGARDING PROPOSED ACQUISITION; NEGOTIATIONS CONTINUING


COVINGTON, KY. AND BALTIMORE, MD., JULY 5, 2005 - Omnicare, Inc. (NYSE: OCR) and NeighborCare, Inc. (NASDAQ: NCRX) announced today that they are in negotiations regarding the proposed acquisition by Omnicare of all of the outstanding shares of NeighborCare common stock for $34.75 per share in cash. There is no assurance that a definitive agreement will be concluded.

ABOUT OMNICARE, INC.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities comprising approximately 1,090,000 beds in 47 states in the United States and in Canada, making it the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers. Omnicare also provides clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide.

ABOUT NEIGHBORCARE, INC.

NeighborCare, Inc. (Nasdaq: NCRX) is one of the nation's leading institutional pharmacy providers serving long term care and skilled nursing facilities, specialty hospitals, assisted and independent living communities, and other assorted group settings. NeighborCare also provides infusion therapy services, home medical equipment, respiratory therapy services, community-based retail pharmacies and group purchasing. In total, NeighborCare's operations span the nation, providing pharmaceutical services in 34 states and the District of Columbia. Visit our website at HTTP://WWW.NEIGHBORCARE.COM.

FORWARD LOOKING STATEMENTS

STATEMENTS MADE IN THIS DOCUMENT, OUR WEBSITE AND IN OUR OTHER PUBLIC FILINGS AND RELEASES, WHICH ARE NOT HISTORICAL FACTS CONTAIN "FORWARD-LOOKING" STATEMENTS (AS DEFINED IN THE FEDERAL SECURITIES LAWS) THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY", "TARGET" AND SIMILAR EXPRESSIONS. SUCH FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS REGARDING THE EFFECT OF THE SPIN-OFF ON OUR OPERATIONS, EXPECTED CHANGES IN REIMBURSEMENT RATES AND INFLATIONARY INCREASES IN STATE MEDICAID RATES, EXPECTED BED COUNT, EXPECTED SG&A EXPENSE, ANTICIPATED RESTRUCTURING CHARGES AND ESTIMATES OF TIMING AND COSTS SAVINGS RELATED TO COST IMPROVEMENT INITIATIVES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COSTS, CHANGES IN THE REIMBURSEMENT RATES OR METHODS OF PAYMENT FROM MEDICARE OR MEDICAID, OR THE IMPLEMENTATION OF OTHER MEASURES TO REDUCE REIMBURSEMENT FOR OUR SERVICES; CHANGES IN PHARMACY LEGISLATION AND PAYMENT FORMULAS; THE EXPIRATION OF ENACTMENTS PROVIDING FOR ADDITIONAL GOVERNMENT FUNDING; EFFORTS OF THIRD PARTY PAYORS TO CONTROL COSTS; THE IMPACT OF FEDERAL AND STATE REGULATIONS; CHANGES IN PAYOR MIX AND PAYMENT METHODOLOGIES; FURTHER CONSOLIDATION OF MANAGED CARE ORGANIZATIONS AND OTHER THIRD PARTY PAYORS; COMPETITION IN OUR BUSINESS; AN INCREASE IN INSURANCE COSTS AND POTENTIAL LIABILITY FOR LOSSES NOT COVERED BY, OR IN EXCESS OF, OUR INSURANCE; COMPETITION FOR QUALIFIED STAFF IN THE HEALTHCARE

INDUSTRY; OUR ABILITY TO CONTROL OPERATING COSTS, AND GENERATE SUFFICIENT CASH FLOW TO MEET OPERATIONAL AND FINANCIAL REQUIREMENTS; AND AN ECONOMIC DOWNTURN OR CHANGES IN THE LAWS AFFECTING OUR BUSINESS IN THOSE MARKETS IN WHICH NEIGHBORCARE OPERATES. OUR BUSINESS, OPERATIONS OR RESULTS COULD ALSO BE AFFECTED BY THE EFFECTS OF OMNICARE'S TENDER OFFER OR ITS PENDENCY ON THE COMPANY AND ITS BUSINESS, EMPLOYEES, CUSTOMERS AND SUPPLIERS.

THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT ARE, IN SOME CASES, BEYOND OUR CONTROL. WE CAUTION INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY US ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

NEIGHBORCARE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING OMNICARE'S TENDER OFFER. NEIGHBORCARE'S SHAREHOLDERS ARE STRONGLY ADVISED TO READ CAREFULLY NEIGHBORCARE'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) REGARDING THE TENDER OFFER BECAUSE IT CONTAINS IMPORTANT INFORMATION. FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND THE RELATED AMENDMENTS OR SUPPLEMENTS, WHICH HAVE BEEN FILED BY NEIGHBORCARE WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE AT THE SEC'S WEB SITE AT WWW.SEC.GOV, OR AT NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM, AND ALSO BY DIRECTING REQUESTS TO NEIGHBORCARE'S INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT 1-800-322-2885.


OMNICARE CONTACTS:                        NEIGHBORCARE CONTACTS:

Cheryl Hodges                             Investors: Tania Almond
(859) 392-3331                            (410) 528-7555

Andy Brimmer / Jamie Moser                Media: Denise DesChenes / Dan Gagnier
Joele Frank, Wilkinson Brimmer Katcher    Citigate Sard Verbinnen
(212) 355-4449                            (212) 687-8080

                                     # # #